Exhibit 99.1

Mawson Infrastructure Group Inc. Announces New 100 Megawatt Hosting Co-location Agreement, Debt Facility with Celsius Mining LLC

New 100 megawatt hosting agreement makes Mawson Infrastructure Group one of the largest Nasdaq listed Bitcoin mining ASIC hosting companies

Sydney, Australia and New York City, USA — March 1st, 2022 — Mawson Infrastructure Group Inc. (NASDAQ:MIGI) (“Mawson”), a digital infrastructure provider, is pleased to announce it has signed a new hosting co-location agreement for approximately 100 megawatt (MW), associated debt facility with Celsius Mining LLC (“Celsius Mining”).

Mawson expects first mining hardware under this agreement to be deployed towards the end of Q1, 2022. This brings total Luna Squares LLC (“Luna Squares”) hosting co-location agreements in place to approximately 102 MW.

Mawson intends to deploy the mining hardware inside its Modular Data Centre (MDC) technology at its facilities in the United States.

In addition to the debt facility, Mawson has issued Celsius Mining 3,850,000 warrants, exercisable for 3,850,000 in common stock at $6.50.

Mawson expects Bitcoin Self-Mining to be at 3.35 EH by Q2, 2022, and target of 5 EH online by early Q1 2023 reiterated.

James Manning, CEO and Founder of Mawson, said, "We are delighted to have signed our largest hosting co-location customer to date, and look forward to working closely with Celsius Mining moving forward. The industry is experiencing a shortage of energy and energy infrastructure – having focused as a business on ‘Infrastructure First’ long ago, this enables us to take on strategic customers in our hosting co-location business. Demand and inbound enquiry for hosting continues to rise, and we look forward to updating stockholders on this front further in due course.”

Amir Ayalon, CEO of Celsius Mining, said, "We see this as a win-win situation for both Celsius Mining and Mawson. We appreciate the uniqueness of Mawson’s operational capabilities and look forward to working closely together.”

About Mawson Infrastructure

Mawson Infrastructure Group (NASDAQ: MIGI) is a digital infrastructure provider, with multiple operations throughout the USA and Australia. Mawson’s vertically integrated model is based on a long-term strategy to promote the global transition to the new digital economy. Mawson matches sustainable energy infrastructure with next-generation mobile data centre (MDC) solutions, enabling low-cost Bitcoin production and on-demand deployment of infrastructure assets. With a strong focus on shareholder returns and an aligned board and management, Mawson Infrastructure Group is emerging as a global leader in ESG focused Bitcoin mining and digital infrastructure.

For more information, visit: www.mawsoninc.com

About Celsius Mining

Celsius Mining LLC is a major Bitcoin mining company in the United States with access to key mining equipment suppliers and hosting providers, as well as strategic partnerships with energy brokers in its move towards vertical integration. Celsius Mining is a wholly-owned subsidiary of Celsius Network Limited, a leading global cryptocurrency earning and borrowing platform.

For more information, visit: www.celsius.network

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Mawson cautions that statements in this press release that are not a description of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as “expect,” “intend,” “plan,” “anticipate,” “believe,” and “will,” among others. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon Mawson’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, the possibility that Mawson’s need and ability to raise additional capital, the development and acceptance of digital asset networks and digital assets and their protocols and software, the reduction in incentives to mine digital assets over time, the costs associated with digital asset mining, the volatility in the value and prices of cryptocurrencies and further or new regulation of digital assets. More detailed information about the risks and uncertainties affecting Mawson is contained under the heading “Risk Factors” included in Mawson’s Annual Report on Form 10-K filed with the SEC on March 1, 2021 and Mawson’s Quarterly Report on Form 10-Q filed with the SEC on November 15, 2021, and in other filings Mawson has made and may make with the SEC in the future. One should not place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Mawson undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.

Investor Contact:

Brett Maas
646-536-7331
brett@haydenir.com
www.haydenir.com